Exhibit 99.1

Exhibit B

The Reorganized Debtor’s Financial Projections

The Debtor’s management team (“Management”), with the assistance of its advisors, prepared Financial Projections for the fiscal years 2015 through 2019 (the “Projection Period”). The Financial Projections are based on a number of assumptions made by Management and its advisors with respect to the future operating performance of the Reorganized Debtor and its foreign non-Debtor subsidiaries (“Reorganized Debtor”). Although Management and its advisors have prepared the Financial Projections in good faith and believe the assumptions to be reasonable, it is important to note that the Debtor can provide no assurance that such assumptions will be realized.

As described in detail in the Disclosure Statement, a variety of risk factors could affect the Reorganized Debtor’s financial results and must be considered. Accordingly the Financial Projections should be reviewed in conjunction with the risk factors set forth in the Disclosure Statement and the assumptions described herein, including all relevant qualifications and footnotes.

General Assumptions

•	Methodology: The Financial Projections contain the operational and capital expenditure plans for each of the Company’s four key segments – Transportation Americas, Transportation Europe and ROW, Industrial Energy Americas, and Industrial Energy Europe and ROW – and assume the successful reorganization of the Debtor and the continued operation of its foreign subsidiaries as a going concern. Each segment was analyzed with a “bottom-up” approach and key management personnel from each business segment, and across various functions, provided input to the Financial Projections. The Financial Projections incorporate numerous assumptions and initiatives, including the impact of the Debtor’s operational restructuring initiatives developed by Management and its advisors.

•	Assumed Effective Date: The Financial Projections assume that the Plan will be implemented in all material respects in accordance with its stated terms on or before March 31, 2015 (the “Assumed Effective Date”).

•	Macroeconomic and Industry Environment: The Financial Projections and related volume and pricing assumptions are based on both input from senior management and certain industry reports prepared by various third parties.

•	Operating Conditions: The Financial Projections assume gradual reversion to operating conditions upon emergence that would be normal for a healthy, well-capitalized company.

•	Vernon Facility: As described in the Disclosure Statement, the Financial Projections include two scenarios, Reopen Vernon and Close Vernon.

•	Idle Assets: The Company incurs annual carrying costs of approximately $11 million related to idle assets mostly held in the Transportation Americas segment.

•	Other: The Financial Projections also assume the Company is a private company upon emergence. The Company originally filed Exhibit B on November 17, 2014 as part of the Disclosure Statement (docket 2631). The Financial Projections contained herein have been updated to reflect the loss of a significant customer to the Transportation Americas segment.

Consolidated Financial Projections – Reopen Vernon Scenario

Projected Statements of Operations Key Assumptions

•	Net Sales: During the Projection Period, consolidated net sales are estimated to grow from approximately $2,729 million in fiscal 2015 to approximately $3,308 million in fiscal 2019. Key strategic initiatives (see segment section) and industry growth support the expected sales growth during the Projection Period.

•	Cost of Sales: Gross margin as a percentage of sales is estimated to increase, consistent with recent trends, growing from approximately 12.7% in fiscal 2015 to approximately 15.8% in fiscal 2019. The projected gross margin improvement reflects expected cost savings from various investment and productivity initiatives as outlined in the segment summary section below.

•	Selling, General, and Administrative Expenses: Selling, General and Administrative (“SG&A”) expenses as a percentage of revenues are projected to improve from fiscal 2015 to 2019 as sales volumes grow as a result of implemented strategies, expected market trends, and as Management continues to implement key restructuring initiatives as part of the broader operational turnaround strategy. SG&A expenses include sales and marketing, business technology and engineering, distribution and branch costs, depreciation and amortization and other administrative expenses. Total SG&A expenses as a percentage of revenues are projected to decline from approximately 13.4% in fiscal 2015 to approximately 11.7% in fiscal 2019.

•	EBITDA: EBITDA is expected to grow from approximately $62 million in fiscal 2015 to approximately $234 million in fiscal 2019 as Management continues to implement the various strategic initiatives outlined in the segment summary section below. Management also adjusted EBITDA to remove one-time costs, the pro-forma EBITDA is expected to grow from approximately $127 million in fiscal 2015 to approximately $236 million in fiscal 2019 (see Pro-Forma EBITDA section below).

•	Interest Expense: Interest payments through March 31, 2015 are based on the estimated expense incurred on the projected DIP facility balance. Thereafter, through the balance of the Projection Period, interest payments are based on a combination of expected expenses incurred from securities contemplated under the Plan. Additionally, the Projection Period assumes interest payments under various factoring/reverse factoring programs and selected foreign credit facilities.

•	Income Taxes: The Financial Projections include income taxes. Management expects Reorganized Exide to be a tax payer upon emergence.

Segment Summaries

•	Transportation Americas: The Financial Projections for this segment include six key strategic initiatives:

•	Optimize business mix: Shift to higher margin channels/products and penetrate under-indexed segments to gain share and increase volume in government business.

•	Increase operational efficiency: Maximize capacity utilization through actively managing demand with efficient production capabilities and execute on identified cost saving initiatives to reduce production scrap, improve plant productivity and limit changeovers/downtime. Maximize internal lead production to 95% target fulfillment for internal demand.

•	Reduce core costs: Drive down spent core costs through initiatives designed to increase captive core collection rates and shift mix of purchased cores to lower cost cores purchased through the Company’s branch network

•	Improve distribution network and logistics management: Complete “Hub & Spoke” roll-out to streamline distribution network and reduce inventory levels and explore further opportunities to increase fleet asset utilization and reduce freight costs.

•	Capitalize on organizational synergies with Industrial Energy Americas: Reduce Americas regional overhead costs through the continued realignment of resources in various shared support functions and integration of the distribution network.

•	Targeted capital investment: Upgrade equipment and processes at manufacturing facilities in areas of fast formation and assembly automation and expand production capabilities in select high growth/margin product categories.

KEY FINANCIAL STATISTICS

	FYE March 31,
(US $ in thousands)	2015E	2016E	2017E	2018E	2019E
Net Sales	$677,829	$668,491	$711,525	$759,870	$794,449
Sales Growth	(10.9%)	(1.4%)	6.4%	6.8%	4.6%
Gross Margin	$50,264	$93,732	$107,157	$119,818	$129,128
Gross Margin %	7.4%	14.0%	15.1%	15.8%	16.3%
EBITDA (1)	$(29,339)	$17,103	$25,298	$32,650	$38,258
Pro-Forma EBITDA (2)	$30,793	$25,046	$29,298	$35,150	$40,758

(1)	EBITDA includes approximately $12 - $15mm of Corporate North America allocations and $8.5 - 10mm of idle asset carrying costs.
(2)	Pro-forma EBITDA excludes various one-time costs as outlined in the Pro-Forma EBITDA section below.

•	Transportation Europe and ROW: The Financial Projections for this segment include five key strategic initiatives:

•	Optimize business mix: Continued emphasis on growing sales in higher margin, premium product categories and sales strategy to drive more favorable customer and channel mix.

•	Capitalize on continued shift to start-stop battery technology: Maintain leadership position in OE and expand AGM and EFB capacity ahead of growth in the aftermarket.

•	Investment in productivity: Targeted capital investment at manufacturing facilities to improve flooded battery margins and move down the cost curve and close gap with major competitors.

•	Regional expansion: Leverage existing platform to further penetrate fast-growing markets and grow in various regions.

•	Streamline operations and cost structure: Manufacturing and distribution center footprint rationalization and execute on identified opportunities in areas of lead/usage, energy consumption and logistics savings.

KEY FINANCIAL STATISTICS

	FYE March 31,
(US $ in thousands)	2015E	2016E	2017E	2018E	2019E
Net Sales	$921,422	$1,005,358	$1,051,362	$1,103,225	$1,140,126
Sales Growth	(0.9%)	9.1%	4.6%	4.9%	3.3%
Gross Margin	$108,694	$104,179	$113,838	$119,887	$124,442
Gross Margin %	11.8%	10.4%	10.8%	10.9%	10.9%
EBITDA (1)	$46,996	$45,289	$56,427	$63,032	$69,310

(1)	EBITDA includes approximately $5 - $6mm of Corporate North America allocations.

•	Industrial Energy Americas: The Financial Projections for this segment include six key strategic initiatives:

•	Optimize business mix: Continued emphasis on growing sales in higher margin, premium products and high frequency chargers. Broaden telecom customer base and grow share in UPS channels.

•	New product development: Expansion in attractive product segments including charging and on-board diagnostics linked to preventive maintenance service offering and fill product gaps in AGM and flooded ranges; introduce high temperature resistant batteries.

•	Expand sales coverage and service capabilities: Increase national account sales coverage, expand service workforce and increase technician efficiency through field management IT solutions.

•	Leverage synergies with Transportation Americas: In addition to the overhead cost reductions discussed in the Transportation Americas section, leverage lead costs synergies. This segment receives a cost benefit of approximately $20 million to $25 million of annual synergies with the Transportation Americas segment. Approximately 80% of this cost benefit is attributed to lead. This segment accounts for approximately 30% of the Americas region internal lead demand.

•	Increase manufacturing capacity in high growth product categories: Increase number of production lines and install equipment to support specific products.

•	Pursue factory performance and cost improvement opportunities: Capital investments and operational initiatives targeting direct labor, warranty costs, scrap and material reduction and increase core collection rates through service force expansion and ongoing initiatives.

KEY FINANCIAL STATISTICS

	FYE March 31,
(US $ in thousands)	2015E	2016E	2017E	2018E	2019E
Net Sales	$359,545	$393,970	$412,301	$432,797	$456,454
Sales Growth	(1.7%)	9.6%	4.7%	5.0%	5.5%
Gross Margin	$68,441	$81,505	$92,402	$100,210	$109,305
Gross Margin %	19.0%	20.7%	22.4%	23.2%	23.9%
EBITDA (1)	$33,272	$43,148	$53,045	$59,793	$67,271

(1)	EBITDA includes approximately $6 - $7mm of Corporate North America allocations.

•	Industrial Energy Europe and ROW: The Financial Projections for this segment include five key strategic initiatives:

•	Optimize business mix: Strategy to drive sales in higher margin, premium product categories and pursue opportunities in high-growth niche applications where customers are less price sensitive (e.g., rail & infrastructure, renewables, etc.).

•	New product development: Continued investment in research and development to maintain existing share and capitalize on opportunities in emerging technologies and expansion in select product categories including temperature resistant batteries for UPS applications, renewable power battery systems and motive power opportunity/fast charging.

•	Productivity investment: Upgrade equipment at certain manufacturing facilities to increase automation of production processes and achieve significant cost savings within existing capacity levels.

•	Expansion in China: Establish manufacturing capabilities through a joint venture (“JV”) investment (60% ownership) to achieve cost competitiveness vis-à-vis local producers and a local manufacturing presence that will enable access to a broader segment of the market. The Company anticipates this JV will contribute approximately $45 million in EBITDA during the Projection Period. In addition to investment by the Company, the Financial Projections assume the joint venture receives local financing.

•	Streamline operations and cost structure: Rationalize distribution center footprint and execute on identified opportunities in areas of lead/scrap reduction as well as energy and logistics savings.

KEY FINANCIAL STATISTICS

	FYE March 31,
(US $ in thousands)	2015E	2016E	2017E	2018E	2019E
Net Sales	$769,930	$808,181	$854,156	$897,342	$917,298
Sales Growth	(3.7%)	5.0%	5.7%	5.1%	2.2%
Gross Margin	$119,409	$123,987	$137,648	$154,464	$161,362
Gross Margin %	15.5%	15.3%	16.1%	17.2%	17.6%
EBITDA (1)	$38,495	$46,009	$59,038	$75,028	$81,246

(1)	EBITDA includes approximately $4 - $5mm of Corporate North America allocations.

Projected Balance Sheets and Statements of Cash Flow Key Assumptions

The Debtor’s projected consolidated balance sheet sets forth the projected consolidated financial position of the Debtor, after giving effect to the Plan.

General Assumptions:

•	The projected consolidated balance sheet was developed using September 2014 unaudited actual results as a baseline and are adjusted on a go-forward basis based on projected results of operations and assumed investments in fixed assets and working capital.

•	These Financial Projections were not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

•	The projected consolidated balance sheet does not reflect the impact of “fresh start” accounting, which could result in material changes to the projected values of assets and liabilities.

•	Cash: On the Effective Date, actual cash may vary from cash reflected in the projected consolidated balance sheet because of variances in the Financial Projections and potential changes in cash needs to consummate the Plan.

•	Debt: The projected consolidated balance sheet reflects the debt structure contemplated by the Plan and also includes the debt and other obligations that are expected to remain outstanding at the Effective Date with any projected amortization paid in the ordinary course of operations based on existing terms. The following table outlines the securities pre-emergence and contemplated under the Plan. The Financial Projections capture interest expense based on existing or contemplated terms.

DEBT STRUCTURE

(US $ in thousands)
Debt	3/31/2015	Post Emergence 4/1/2015
DIP Term Loan	$346.8	—
DIP ABL Revolver	99.0	—
First Lien High Yield Notes	—	264.1
Second Lien Convertible Notes	—	283.8
Post Emergence ABL	—	—
Foreign Facility Debt (1)	21.1	62.1
Notes: (1) $25mm European term loan and $16mm Asia financing to suppor the JV added post emergence

•	Pension: As discussed in the Disclosure Statement, the Plan contemplates that the Reorganized Debtor shall continue the Pension Plan in accordance with, and subject to, their terms, ERISA, and the Internal Revenue Code, and shall preserve all of its rights thereunder. As a result, the PBGC’s unfunded benefit liability claim would not be triggered if the Plan is consummated. As of March 31, 2014 the estimated underfunded balance for the Pension Plan was approximately $40 million. The Company adopted the Moving Ahead for Progress in the 21st Century Act (“The MAP-21”) which essentially defers funding and eliminates additional funding requirements for the Pension Plan through fiscal 2016. This legislation was signed into U.S. law on July 6, 2012 and extended in August 2014.

•	Working Capital: Balances for accounts receivable, accounts payable and inventory are projected at a regional level and based on long-term historical turnover ratios of the Company and improvements based on various operational initiatives.

•	DSO remains relatively consistent over all regions based on historical trends. The Company leverages customer factoring in Europe and anticipates increasing the amount from approximately $83 million to approximately $118 million in fiscal year 2017 and beyond.

•	DPO increases post emergence, in all regions, as trade terms return to pre-Chapter 11 filing levels. Additionally, DPO increases in the APAC region due to the establishment of local manufacturing and increased accounts payable in this specific region. The Company leverages reverse factoring in Europe and anticipate increasing the amount from approximately $8 million to approximately $13 million post-emergence.

•	DOH improves in the America’s and Europe based on hub & spoke implementation and continued inventory management. Inventory increases in the APAC region due to the establishment of local manufacturing and increased accounts payable in this specific region.

WORKING CAPITAL ASSUMPTIONS

	FYE March 31,
	2015E	2016E	2017E	2018E	2019E
America’s:
DSO	43.7	44.8	44.8	44.8	44.8
DPO	21.1	30.9	42.3	46.7	46.7
DOH	75.5	74.4	66.3	66.3	66.4

Europe:
DSO	61.8	60.1	59.4	59.2	59.1
DPO	48.6	57.0	63.3	63.8	64.0
DOH	58.5	56.1	55.1	54.3	53.6

APAC:
DSO	49.9	46.6	46.6	43.5	41.1
DPO	20.9	41.8	40.6	41.6	40.7
DOH	79.1	89.8	89.8	90.1	90.2

•	Capital Expenditures: The Company has numerous capital projects planned during the Projection Period designed to pursue strategic growth, improve competitiveness, expand capacity, and improve productivity. In addition, the Company continues investment to ensure compliance with various regulatory requirements and normal course environmental, health and safety (“EHS”) requirements.

The Company has identified approximately $50 million of capital expenditures related to certain discretionary growth and productivity projects which could be deferred or scaled back annually during the Projection Period. Management estimates that not pursuing these projects could impact EBITDA up to approximately $39 million on an annual basis. These discretionary capital expenditures are included in the amounts identified below and are included in the Financial Projections.

PROJECTED CAPITAL EXPENDITURES

	FYE March 31,
(US $ in thousands)	2015E	2016E	2017E	2018E	2019E
Capital Type:
EHS	$38,438	$22,326	$10,142	$10,080	$9,367
Growth	30,789	37,215	9,022	34,948	17,639
Maintenance	18,332	33,100	35,794	35,810	26,050
Productivity	22,707	70,154	57,257	36,285	14,147

Total Capex Costs	$110,266	$162,795	$112,214	$117,122	$67,203

Division:
Transportation Americas (1)	$36,976	$41,038	$22,223	$17,786	$14,337
Transportation Europe and ROW	36,562	38,584	30,524	59,576	31,939
Industrial Energy Americas	15,313	25,328	18,060	5,740	3,540
Industrial Energy Europe and ROW	18,694	52,906	35,785	29,832	16,729
Corporate	2,721	4,939	5,622	4,188	658

Total Capex Costs	$110,266	$162,795	$112,214	$117,122	$67,203

Notes:
(1) Vernon Capex Costs	$16,469	$3,985	$2,165	$1,505	$1,380

Projected Income Statement – Consolidated

PROJECTED INCOME STATEMENT

	FYE March 31,
(US $ in thousands)	2015E	2016E	2017E	2018E	2019E
Net Sales	$2,728,726	$2,876,000	$3,029,344	$3,193,234	$3,308,328
Cost of Goods Sold	(2,383,119)	(2,472,596)	(2,578,299)	(2,698,854)	(2,784,092)

Gross Profit	$345,607	$403,404	$451,045	$494,380	$524,236
Gross Margin	12.7%	14.0%	14.9%	15.5%	15.8%

Selling & Marketing	$(209,283)	$(213,661)	$(220,191)	$(225,632)	$(232,925)
General & Administrative	(126,426)	(126,207)	(121,624)	(123,580)	(121,189)
Engineering and Research & Development	(29,432)	(32,031)	(32,630)	(33,220)	(33,673)
Management Fee	(68)	47	47	47	47

Op. Inc. Before Restructuring, Gains, Losses, and Impairments	$(19,601)	$31,551	$76,648	$111,995	$136,497

Restructuring Expenses	$(12,800)	$(19,412)	$(9,955)	$(2,998)	$(2,998)
Gain on Asset Sales / (Loss on Asset Sales or Impairments)	(13,266)	—	—	—	—

Operating Income	$(45,667)	$12,139	$66,692	$108,996	$133,499

Interest Expense (1)	$(124,631)	$(63,135)	$(67,394)	$(72,441)	$(76,817)
Other/Income Taxes	(112,461)	(2,715)	(376)	(941)	(2,745)

Net Income	$(282,759)	$(53,710)	$(1,078)	$35,615	$53,937

Depreciation & Amortization	$81,117	$91,586	$93,097	$94,011	$94,641
Other Add Backs	26,411	23,878	12,686	5,729	5,729

EBITDA (2)	$61,861	$127,603	$172,475	$208,736	$233,868
EBITDA Margin	2.3%	4.4%	5.7%	6.5%	7.1%

Notes:
(1) Interest Expense includes both cash payments and paid- in- kind (“PIK”) interest as follows:
Cash Interest Expense	$(43,701)	$(20,255)	$(21,734)	$(23,802)	$(24,988)
PIK Interest Expense	(62,110)	(39,039)	(41,820)	(44,799)	(47,990)
Deferred Financing Costs	(18,820)	(3,840)	(3,840)	(3,840)	(3,840)
(2) EBITDA is calculated as follows:
Operating Income	$(45,667)	$12,139	$66,692	$108,996	$133,499
Depreciation & Amortization	81,117	91,586	93,097	94,011	94,641
Other Add Backs	26,411	23,878	12,686	5,729	5,729

EBITDA	$61,861	$127,603	$172,475	$208,736	$233,868

Pro-Forma EBITDA

The Company has incurred significant costs associated with the Vernon Facility in fiscal year 2015. The Company views these as one-time costs that would not be incurred during normal operations. In addition, the Company incurred one-time professional fees associated with the Canon Hollow inventory adjustment and Department of Justice investigation. Some of the one-time costs continue during the Projection Period. The following table outlines the estimated one-time costs associated with these items and the pro-forma EBITDA excluding these one-time costs.

PRO-FORMA EBITDA

		FYE March 31,
(US $ in thousands)	2015E	2016E	2017E	2018E	2019E
EBITDA (1)	$61,861	$127,603	$172,475	$208,736	$233,868

One-time Adjustments
Vernon Lead / Material Costs	$17,599	$3,000	—	—	—
All Other Vernon Costs	42,231	5,273	4,000	2,500	2,500
DOJ Investigation	3,509	2,700	—	—	—
Canon Hollow Investigation	2,000	—	—	—	—

Total One-time Adjustments (2)	$65,339	$10,973	$4,000	$2,500	$2,500

Pro-Forma EBITDA	$127,199	$138,576	$176,475	$211,236	$236,368

Notes:

(1)	EBITDA excludes Vernon labor (capped at $2mm) and financial assurance (approximately $6mm) throughout the Projection Period.
(2)	Management estimates total FY15 Vernon costs of approximately $69mm including financial assurance (approximately $4mm) and Vernon labor add back (approximately $2mm).

Projected Balance Sheet – Consolidated

PROJECTED BALANCE SHEET (1)

	FYE March 31,
(US $ in thousands)	2015E	2016E	2017E	2018E	2019E
ASSETS
Cash & Restricted Cash (2)	$45,664	$139,157	$188,936	$226,488	$307,178
Accounts and Other Receivables (3)	428,926	438,297	455,373	475,566	489,017
Inventory (4)	450,525	445,603	440,550	456,625	466,225
Other Current Assets	121,196	64,350	72,028	78,335	84,244

Total Current Assets	$1,046,311	$1,087,407	$1,156,888	$1,237,015	$1,346,663

Non Current Assets (5)	$840,551	$913,829	$932,097	$949,659	$919,295

Total Assets	$1,886,862	$2,001,236	$2,088,985	$2,186,674	$2,265,958

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts Payable	$251,634	$327,173	$396,893	$427,971	$439,866
Other Accrued Liabilities	291,598	279,602	279,908	283,265	286,140

Total Current Liabilities	$543,232	$606,775	$676,801	$711,236	$726,006

Pre-Emergence Debt	$445,653	—	—	—	—
First Lien High Yield Note Issuance (6)	—	282,953	303,107	324,696	347,822
Second Lien Convertible Note Exchange (6)	—	304,201	325,868	349,078	373,941
Exit ABL Financing	—	—	—	—	—
Other Debt	21,134	62,134	62,134	62,134	62,134
Other Non Current Liabilities (7)	1,203,414	1,199,713	1,190,107	1,189,704	1,171,352

Total Liabilities	$2,213,433	$2,455,776	$2,558,017	$2,636,848	$2,681,254

Total Liabilities and Shareholders’ Equity	$1,886,862	$2,001,236	$2,088,985	$2,186,674	$2,265,958

Notes:
(1) Does not reflect fresh start accounting.

(2)    March 31, 2015 ending cash balance excludes the estimated DIP Term and ABL payoff of approximately $446mm, various emergence costs of approximately $85mm, professional fess of approximately $15mm, and exit facility fees of approximately $5mm (excl. PIK fees). Post emergence cash balance is estimated to be $61mm.

(3) March 31, 2015 ending accounts receivable balance for Transportation Batteries Americas is approximately $83mm.
(4) March 31, 2015 ending inventory balance for Transportation Batteries Americas is approximately $92mm.
(5) March 31, 2015 ending PP&E (net) balance for Transportation Batteries Americas is approximately $71mm.
(6) Debt balances increase over time as PIK interest is added to the principal balance.
(7) Includes Liabilities Subject to Compromise prior to emergence.

Projected Cash Flow Statement – Consolidated

PROJECTED CASH FLOW STATEMENT

		FYE March 31,
(US $ in thousands)	2015E	2016E	2017E	2018E	2019E
OPERATING ACTIVITIES
Net Income / (Loss)	$(282,759)	$(53,710)	$(1,078)	$35,615	$53,937
Depreciation & Amortization	81,117	91,586	93,097	94,011	94,641
Gain on Asset Sales / (Loss on Asset Sales or Impairments)	12,764	—	—	—	—

Changes in Assets and Liabilities:
Accounts and Other Receivables	36,036	(9,371)	(17,077)	(20,193)	(13,450)
Inventory	8,974	4,922	5,054	(16,076)	(9,600)
Accounts Payable	8,717	75,539	69,720	31,078	11,895
Other Operating Activities	16,523	(9,089)	(32,391)	(17,251)	(37,519)

Total Operating Activities	$(118,629)	$99,877	$117,326	$107,184	$99,904

INVESTING ACTIVITIES
Capital Expenditures	$(110,266)	$(162,795)	$(112,214)	$(117,122)	$(67,203)
Proceeds from Asset Sales / Purchase of Assets	19,240	—	2,847	2,691	—

Total Investing Activities	$(91,026)	$(162,795)	$(109,367)	$(114,431)	$(67,203)

FINANCING ACTIVITIES
Change in Debt (1)	$32,255	$156,411	$41,820	$44,799	$47,990

Total Financing Activities	$32,255	$156,411	$41,820	$44,799	$47,990

Total Change in Cash	$(177,399)	$93,493	$49,779	$37,551	$80,690

Notes:

(1)	Represents the change in Short Term Borrowings, Current Maturities of Long Term Debt, and Long Term Debt. FY2015E only represents the forecast period (October - March).

Various Scenarios Evaluated by Management

Although the Financial Projections are derived from the Debtor’s base business plan, Management has explored, and continues to explore, multiple alternative strategies.

Break-Up Scenario

Prior to receipt of the Plan Support Agreement, Management reviewed the potential change of strategy that separates the business along geographic lines. This strategy is projected to result in similar revenue performance across all the businesses but lower profitability and EBITDA and a larger capital need (vis-à-vis the Financial Projections) as a result of not being able to leverage cost and working capital synergies. Specifically, combined EBITDA for the separate businesses under this strategy is projected to be up to 14% lower in FY2019 compared to the Financial Projections. At the time Management evaluated this scenario, the funding need was estimated to be over $70 million higher than needed for the current organizational structure. Management has not updated this scenario and does not have any indication the higher funding need would change.

Close Vernon

The Vernon Facility is an important source of raw material for the Transportation Americas and Industrial Energy Americas manufacturing operations. The Company estimates it costs between $15 million to $38 million per annum for periods when the Vernon Facility is idled, and the Company is required to rely more heavily on external tollers and alternate sources of lead. If all smelters are operating, the Company produces 70-80% of its lead supply. The Company has experienced approximately $2 million per month in carrying costs since operations were suspended at the Vernon Facility.

Management evaluated a scenario assuming the Vernon Facility would reopen in March 2015 and operate until a permanent permit was denied thus triggering a closure process to begin in December 2015. Management assumed Vernon closure costs would be paid as they become due over two years. The following outlines the projected cash flows associated with this scenario; however there is a risk that the Department could accelerate the funding requirements for the Vernon closure costs and require immediate payment (see the risk factors in the Disclosure Statement). This acceleration risk is not reflected in the projected cash flows below.

PROJECTED CASH FLOW STATEMENT

	FYE March 31,
(US $ in thousands)	2015E	2016E	2017E	2018E	2019E
OPERATING ACTIVITIES
Net Income / (Loss)	$(282,759)	$(99,137)	$(33,237)	$2,093	$29,296
Depreciation & Amortization	81,117	91,337	91,883	92,735	93,311
Gain on Asset Sales / (Loss on Asset Sales or Impairments)	12,764	22,100	—	—	—

Changes in Assets and Liabilities:
Accounts and Other Receivables	36,036	(9,371)	(17,077)	(20,193)	(13,450)
Inventory	8,974	4,922	5,054	(16,076)	(9,600)
Accounts Payable	8,717	75,539	69,720	31,078	11,895
Other Operating Activities	16,523	2,693	(27,254)	(19,909)	(38,966)

Total Operating Activities	$(118,629)	$88,084	$89,089	$69,729	$72,487

INVESTING ACTIVITIES
Capital Expenditures	$(110,266)	$(162,545)	$(110,049)	$(115,617)	$(65,823)
Proceeds from Asset Sales / Purchase of Assets	19,240	—	2,847	2,691	—

Total Investing Activities	$(91,026)	$(162,545)	$(107,202)	$(112,926)	$(65,823)

FINANCING ACTIVITIES
Change in Debt (1)	$32,255	$156,411	$41,820	$44,799	$47,990

Total Financing Activities	$32,255	$156,411	$41,820	$44,799	$47,990

Total Change in Cash	$(177,399)	$81,950	$23,708	$1,602	$54,653

EBITDA	$61,861	$118,399	$154,125	$188,088	$207,551

Notes: (1) Represents the change in Short Term Borrowings, Current Maturities of Long Term Debt, and Long Term Debt. FY2015E only represents the forecast period (October - March).

Vernon Settlement

As discussed in the Disclosure Statement, the Company reached a resolution regarding certain alleged compliance issues at the Vernon Facility. The Financial Projections assume any settlement cost funding will be entirely with cash, and not through other potential financing options which could enhance future liquidity, including issuing letters of credit and/or posting financial assurance bonds. The following table outlines the estimated costs, and timing of such costs, associated with the settlement assuming the Vernon Facility reopens in 2015 and obtains a permanent RCRA permit by December 2015.

VERNON SETTLEMENT COSTS – REOPEN VERNON SCENARIO

	Calendar Years
(US $ in thousands)	2014	2015	2016	2017	2018	2019	2020 - 2026	Total
Additional Closure Financial Assurance	$2,750	$5,500	$2,150	$2,150	$2,150	$2,150	$10,750	$27,600
Off-Site Clean-Up (Residential)	3,000	4,500	1,500	—	—	—	—	$9,000
Off-Site Clean-Up (Non-Residential)	—	500	500	500	500	—	—	$2,000
Corrective Action	—	—	—	3,500	3,500	3,500	24,500	$35,000
Community Action Fund (CAF)	—	—	2,500	2,500	2,500	2,500	15,000	$25,000

Total Investment	$5,750	$10,500	$6,650	$8,650	$8,650	$8,150	$50,250	$98,600